UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A INFORMATION

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BROADRIDGE FINANCIAL SOLUTIONS, INC.

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Broadridge Employee Stockholders – Experience Our New Products First-Hand!

As you may be aware, Broadridge recently launched two new products – the Shareholder Forum and Virtual Shareholder Meeting. In line with these new initiatives, Broadridge is holding a completely Virtual Annual Meeting of Stockholders this year on November 18, 2009 at 10 a.m. Eastern Time.

In conjunction with our Annual Meeting, we are currently hosting a Shareholder Forum on which you can communicate directly with management and investor relations in various ways including submitting questions ahead of the Annual Meeting and completing a shareholder survey.

Because you are a stockholder, you have the opportunity to experience our Shareholder Forum first-hand. Your control number is included in this e-mail and will be required to participate in the Shareholder Forum. I encourage you to submit a question through the Shareholder Forum for management and the board of directors to address at the Annual Meeting.

To participate in the Broadridge Shareholder Forum, please follow the instructions after you click on this link www.theinvestornetwork.com/forum/br.

Your 12-Digit control number to access the Shareholder Forum is: 012345678901

I encourage you to take advantage of the opportunity to experience our new services.

Thank you,

Rich Daly Chief Executive Officer

Broadridge Stockholders – Participate in the Shareholder Forum!

Broadridge Financial Solutions, Inc. is holding a completely Virtual Annual Meeting of Stockholders this year on November 18, 2009 at 10 a.m. Eastern Time.

In conjunction with this Annual Meeting, we are currently hosting a Shareholder Forum on which you can communicate directly with management and investor relations in various ways including submitting questions ahead of the Annual Meeting and completing a shareholder survey. You can submit a question on the Shareholder Forum for management and the board of directors to address at the Annual Meeting.

Your control number is included in this e-mail and will be required to participate in the Shareholder Forum. To participate, please follow the instructions after you click on this link www.theinvestornetwork.com/forum/br.

Your 12-Digit control number to access the Shareholder Forum is: 012345678901

I encourage you to take advantage of the opportunity to participate in the Shareholder Forum and submit questions to Broadridge’s management before our Annual Meeting on November 18, 2009.

Thank you,

Rich Daly Chief Executive Officer